EXHIBIT 10.34

                        [LOGO] SCHICK TECHNOLOGIES, INC.

                            SCHICK TECHNOLOGIES, INC.

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT (the "Agreement") is made and entered into as of the 9th day of June 2004, by and between Schick Technologies, Inc., a Delaware corporation ("Schick Delaware") with a business address of 30-00 47th Avenue, Long Island City, New York 11101, and Schick Technologies, Inc., a New York corporation ("Schick New York"), also with a business address of 30-00 47th Avenue, Long Island City, New York 11101 (Schick Delaware and Schick New York are hereinafter collectively referred to as "Schick Technologies," "Schick" or "Company"), and Jeffrey T. Slovin (hereinafter referred to as "Employee"), residing at 321 E 69th St, New York, New York 10021.

                                   WITNESSETH:

      WHEREAS, Schick Delaware currently employs Employee as its President and Chief Operating Officer, pursuant to an agreement entered into by and between Schick Delaware and Employee as of November 9, 2001 (the "November 2001 Agreement"), and

      WHEREAS, Schick Technologies now wishes to employ Employee as Chief Executive Officer and President of the Company; and

      WHEREAS, Employee consents to be employed as Chief Executive Officer and President of the Company.

      NOW THEREFORE, in consideration of the premises, of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I Employment

      Schick Technologies hereby employs Employee, and Employee hereby agrees to be employed, as Chief Executive Officer ("CEO") and President of the Company, effective June 15, 2004, upon the terms and conditions herein set forth. Concurrent with the effectiveness of this Agreement, the November 2001 Agreement shall expire by mutual agreement of the parties and shall have no further force and effect, except that all unvested options granted to

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Employee under the November 2001 Agreement shall continue to vest in accordance therewith.

II Duties and Responsibilities

      As CEO and President of the Company, Employee shall have such duties, responsibilities and powers as are customary and appropriate for such offices including, without limitation, the strategic oversight of the Company; directing the day-to-day management and operations of the Company; and such other responsibilities and duties that customarily appertain to the roles of CEO and President.

      Employee agrees to devote his reasonable best diligence and his full time to the performance of his duties hereunder. Employee's principal place of employment shall be at the Company's headquarters in Long Island City, New York; Employee shall travel as reasonably required in the performance of his duties hereunder.

      Employee shall serve as a member of the Company's Board of Directors, subject to election by the Company's shareholders. As a Director, Employee shall have all the rights, responsibilities and obligations conferred and/or imposed upon all employee members of the Board of Directors pursuant to relevant law, rule and regulation, as well as the Company's Certificate of Incorporation and By-Laws.

III Term

      The term of Employee's employment hereunder shall be three (3) years, ending on June 15, 2007 (the "Initial Term of Employment"). This Agreement and Employee's employment thereunder shall automatically renew thereafter for successive periods of one (1) year, unless the Company or Employee give written notice of termination to the other at least ninety (90) days before the end of the then-current term.

IV Compensation & Benefits

      Schick Technologies shall pay Employee, as full consideration for the services to be rendered hereunder, compensation consisting of the following:

(1) (i) During the first year of the Initial Term of Employment, an annual base salary of three hundred twenty-five thousand dollars ($325,000);

      (ii) During the second year of the Initial Term of Employment, an annual base salary of three hundred thirty-seven thousand dollars ($337,000); and

      (iii) During the third year of the Initial Term of Employment, an annual base salary of three hundred fifty thousand dollars ($350,000).

      (iv) Employee's base salary shall be payable bi-monthly or in accordance with any other payment schedule as may be adopted generally for the payment of the Company's payroll.

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(2)   (i) In the event that the Company's Diluted Earnings Per Share ("Diluted
      EPS"), for any fiscal year completed during the term of this Agreement, as reported on the Company's audited Statement of Operations for such fiscal year (the "P&L") and subject to clause (iii) below, exceeds the Company's Diluted EPS for the immediately preceding fiscal year by more than 10%, Employee shall receive a bonus payment from the Company, calculated as a percentage of his annual base salary as in effect as of the last day of the Company's fiscal year to which the bonus relates, in accordance with the formula set forth in the following table; provided, however, that the bonus payment shall in no event exceed 75% of such annual base salary:

                                               Bonus Multiplier (as a
      Year-Over-Year Diluted EPS Growth        percentage of annual salary)*
      ---------------------------------        -----------------------------

                     0-9.99%                                 0%
                10.00-25.00%                               2.5%
                     >25.00%                               3.0%

      (ii) To illustrate the application of the foregoing bonus formula: in the event that the Company's year-over-year Diluted EPS growth during any fiscal year completed during the term of this Agreement is 20%, the bonus payment to Employee shall equal 25% of his then-current annual base salary; in the event that the Company's year-over-year Diluted EPS growth during any fiscal year completed during the term of this Agreement is 30%, the bonus payment to Employee shall equal 52.5% of his then-current annual base salary; in the event that the Company's year-over-year Diluted EPS growth during any fiscal year completed during the term of this Agreement is 40%, the bonus payment to Employee shall equal 75% of his then-current annual base salary; and in the event that the Company's year-over-year Diluted EPS growth during any fiscal year completed during the term of this Agreement is 50%, the bonus payment to Employee shall equal 75% of his then-current annual base salary.

      (iii) For the purposes of calculating the Company's Diluted EPS in connection with this bonus provision, the Company's "Income Before Income Taxes" (as reported in the P&L) shall be divided by the "weighted average common shares (diluted)" (as reported in the P&L); in addition, all "extraordinary items" (as such term is defined by GAAP, as reasonably determined by the Audit Committee of the Board of Directors) and non-operating items (as reasonably determined by the Audit Committee of the Board of Directors) included in the Company's Income Before Income Taxes shall be excluded therefrom.

      (iv) Any bonus payment shall be made within 15 days after the date on which the Company's report on Form 10-K, for the year to which the bonus relates, shall have been filed with the S.E.C.

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* The figures listed in the "Bonus Multiplier" column represent percentage points for each one percent of Diluted EPS growth in excess of 10% or 25%, as the case may be. For example, EPS growth of 15% will result in a bonus payment equal to 12.5% of Employee's annual salary.

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(3)   Four hundred thousand (400,000) employee stock options, to be issued as of
      June 9, 2004, pursuant to the terms of the Company's 1996 Stock Option
      Plan for Employees and of the Company's standard stock option agreement. Said stock options shall each have an exercise price of $10.50 (which equals the closing sale price of the Company's Common Stock on June 9, 2004, as recorded on the Over-The-Counter Bulletin Board); shall vest in arrears in equal monthly increments, commencing June 2004, over a period of forty-eight (48) months; and, upon termination of Employee's employment hereunder, shall immediately expire, in the case of unvested options, or shall expire ninety (90) days following such termination, in the case of vested options. (For the purposes of applying the foregoing provision, all options which are to "immediately vest" subject to Paragraph (5)(ii) of this Section shall be considered to be vested options.)

(4) Participation in any incentive compensation plan, pension or profit-sharing plan, annuity or group insurance plan previously adopted by the Company or which may be adopted by the Company at some future date, on terms and in amounts no less favorable than provided for other Schick employees similarly employed. Notwithstanding this provision, Employee shall not be granted any stock options pursuant to the Company's 1996 Employee Stock Option Plan, other than those granted under Section IV (3) of this Agreement.

(5) Immediate vesting of the Company stock options issued to Employee hereunder and under the November 2001 Agreement in the event that, and at such time as: (i) Schick Technologies has a change in control or is acquired by another entity or company. (For purposes of this Agreement, "control" is defined as any event or circumstance that would require disclosure under Item 1 or 5.01 of S.E.C. Form 8-K or any comparable requirement of the Securities and Exchange Commission.); or (ii) Employee's employment hereunder is terminated by the Company without cause, but only if such termination takes place following a fiscal year in which the Company's year-over-year Diluted EPS growth, calculated pursuant to Section IV (2) above, was twenty percent (20%) or greater.

(6) Employment benefits generally provided to Schick employees, including medical and dental insurance, on terms and in amounts no less favorable than provided for other Schick employees similarly employed.

(7) Twenty (20) business days per year for vacation time, and five (5) business days per year for sick or personal leave, during which times Employee will be compensated the normal pro-rated portion of his base salary.

(8) Reimbursement for all expenses incurred by Employee in the ordinary course of his performance of duties hereunder and submitted by him with supporting documentation to the Company's accounting department, in terms no less favorable than provided for other Schick employees similarly employed.

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(9)   A leased automobile (up to a maximum monthly lease payment of $750 per month) throughout the term of Employee's employment with the Company. Additionally, the Company shall make full payment of automobile insurance premiums and operating expenses relating to said automobile.

V Termination For Cause / Cure Period

      The Company shall have "cause" to terminate this Agreement in the event that: (i) a majority, plus at least one, of the members of the Company's Board of Directors, excluding Employee, determines that (a) the Employee has committed an act of fraud against the Company, or (b) the Employee has committed an act of malfeasance, recklessness or gross negligence against the Company that is injurious to the Company or its customers; or (ii) the Employee has materially breached the terms of this Agreement; or (iii) the Employee is indicted for, or convicted of, or pleads no contest to, a felony or a crime involving the Employee's moral turpitude. If Employee's termination for cause hereunder is based upon Employee's material breach of the terms of this Agreement, then Employee shall be given 30 days' notice of such termination and shall have the opportunity to cure such material breach during said 30-day period.

VI Severance

      In the event that Employee is terminated by the Company for "cause," pursuant to the terms of Section V above, he shall receive no severance payments from the Company.

      In the event that Employee's employment hereunder is terminated by the Company without cause, he shall continue to receive the annual base salary set forth in Section IV (1) above for a period of twelve (12) months following such termination, and, if applicable, a Prorated Bonus (as defined below), even if such termination of employment is made effective at the end of the Initial Term of Employment or of any renewal term pursuant to Section III hereof or otherwise, provided that Employee does not violate any provision of Section VII or VIII during such 12-month severance period. For this purpose, "Prorated Bonus" shall mean a bonus calculated pursuant to Section IV (2) above, except that (i) the relevant Diluted EPS growth shall be determined by comparing the year-to-date Diluted EPS reported on the Company's Form 10-Q filed with the SEC for the quarter ending closest to (whether before or after) the effective date of such termination with the Diluted EPS reported in the Company's Form 10-Q for the counterpart period of the prior fiscal year, (ii) the salary amount being multiplied by the relevant Bonus Multiplier shall be prorated based on the number of days elapsed from June 15 most recently preceding such effective date to such effective date, and (iii) such bonus shall be paid within 15 days after the filing of the Form 10-Q first mentioned above.

VII Non-Disclosure

(1) Employee recognizes that the Company possesses and will continue to possess non-public information that has been created, discovered, developed, or otherwise become known to it, and/or in which property rights have been assigned or otherwise conveyed to

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      it, which information has commercial value in the business in which it is engaged or may become engaged. All of the aforementioned information is hereinafter called "Proprietary Information."

(2) By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, structures, formulas, data, know-how, improvements, inventions, product concepts, techniques, marketing plans, strategies, forecasts, customer lists and information about the Company's employees and/or consultants.

(3) At all times, both during Employee's employment by the Company and after its termination, Employee shall keep in confidence and trust all Proprietary Information, and Employee shall not use or disclose any Proprietary Information or anything directly relating to it without the written consent of a majority of the members of the Board of Directors of the Company, except as may be necessary in the ordinary course of Employee's performing his duties as an employee of the Company and only for the benefit of the Company.

VIII Non Competition and Non Solicitation

      During the period of Employee's employment by the Company and for a period of twelve months following the termination of the Employee's Employment with the Company, Employee shall not: (i) engage or become interested in any way (whether as an owner, stockholder, partner, lender, investor, director, officer, employee, consultant or otherwise) in any activity, business or enterprise, located within the geographical area of the United States or Canada, that is competitive with any significant part of the business conducted by the Company or contemplated to be conducted by it (except that passive ownership of not more than 5% of the outstanding securities of any class of any corporation that are listed on a national securities exchange or traded in the over-the-counter market shall not be considered a breach of this Section); or (ii) solicit or hire for any purpose any employee of the Company, or any employee who has left such employment within the previous six months.

IX Miscellaneous Provisions

(1) Acknowledgments and Affirmations. Employee recognizes, understands, agrees and acknowledges that the Company has a legitimate and necessary interest in protecting its goodwill and Proprietary Information. Employee further affirms, represents, and acknowledges that in the event of Employee's termination of employment with the Company, Employee's experience and capabilities are such that the enforcement of this Agreement will not prevent him from obtaining employment in another line of business different from that carried on by the Company and permitted under this Agreement. Employee further affirms, represents and acknowledges that Employee has received good and valuable consideration for entering into this Agreement.

(2) Remedies for Breach. Employee agrees that any breach of this Agreement by Employee would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies at law, the

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      right to an injunction, specific performance or other equitable relief to prevent or redress the violation of Employee's obligations hereunder.

(3) Separability. If any provision hereof shall be declared unenforceable for any reason, such unenforceability shall not affect the enforceability of the remaining provisions of this Agreement. Further, such provision shall be reformed and construed to the extent permitted by law so that it would be valid, legal and enforceable to the maximum extent possible.

(4) Applicable Law. Any dispute arising under or related in any manner to this Agreement or to Employee's employment by the Company or to the termination of said employment shall in all respects be governed by, adjudicated, construed and enforced in accordance with the laws of the State of New York.

(5) Jurisdiction and Venue. Employee irrevocably and unconditionally submits to the exclusive jurisdiction of any United States federal, state or city court sitting in New York in any action or proceeding relating in any manner to this Agreement or to Employee's employment by the Company or to the termination of said employment. Further, Employee irrevocably and unconditionally agrees that all claims relating in any manner to this Agreement or to Employee's employment by the Company or to the termination of said employment may be heard and determined in any such court and waives any objection Employee may now or hereafter have as to venue of any such action or proceeding brought in such court or the fact that such court is an inconvenient forum.

SCHICK TECHNOLOGIES, INC.               JEFFREY T. SLOVIN
A Delaware Corporation
                                        321 E 69th Street
30-00 47th Avenue                       New York, New York 10021
Long Island City, New York 11101


By: /s/ William K. Hood                 /s/ Jeffrey T. Slovin
    -----------------------------       ------------------------------
                                        (signature)
Name: William K. Hood

Title: Chairman of the Board

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SCHICK TECHNOLOGIES, INC.
A New York Corporation

30-00 47th Avenue
Long Island City, New York 11101


By: /s/ William K. Hood
    -----------------------------

Name: William K. Hood

Title: Chairman of the Board